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                                                                 EXHIBIT 10.21.2

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This Second Amendment to Employment Agreement (this "Amendment") is entered into as of February 13, 2004, by and between Janus Capital Group Inc., a Delaware corporation (the "Company"), and Mark B. Whiston (the "Executive"). Capitalized terms used herein but not otherwise defined herein shall have the respective meaning ascribed to them in the Employment Agreement (as defined below).

         WHEREAS, the Company and the Executive previously entered into that certain Employment Agreement, dated as of January 1, 2003, as amended on December 18, 2003 (as so amended, the "Agreement"), setting forth the terms of the Executive's employment with the Company; and

         WHEREAS, the parties now desire to modify certain terms of the Executive's employment and amend the Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

         1. Clause (iv) of Section 3(b)(ii) is amended and restated in its entirety as follows:

         "(iv) payments shall be made in shares of the Company's Common Stock ("Common Stock"), based upon the fair market value of the Common Stock on the date of payment, with respect to which the Executive shall have a withholding tax election right in accordance with the provisions of
         Section 3(b)(x)(E), provided, however, if the Company determines that the Executive is not eligible to make a withholding tax election in accordance with such provisions of Section 3(b)(x)(E), then the payment shall be made in Company Stock and cash, with the cash portion to be an amount calculated based on the maximum statutory payroll and income tax withholding rates as applied to the gross amount of the bonus, and with the balance of the aggregate bonus to be paid in shares of Common Stock based on the fair market value of Common Stock on the date of payment, and provided further, that any such cash portion of the bonus payment shall be paid by the Company directly to the relevant tax authorities and shall not be paid to the Executive."

         2. Unless otherwise indicated, all references in this Amendment to designated "Sections" are to the designated Sections of the Agreement.

         3. Except as modified by the foregoing, the terms and conditions of the Agreement shall remain unaffected and shall continue in full force and effect after the date hereof.

         4. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including counterparts delivered by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the

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same instrument. Any such counterpart delivered by telecopy shall be effective as an original for all purposes.

         5. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         6.       This Amendment shall be effective as of the date hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

                                        JANUS CAPITAL GROUP INC.

                                        By: /s/ Thomas A. Early
                                            ----------------------------

                                        Its:

                                        MARK B. WHISTON

                                        By: /s/ Mark B. Whiston
                                            -------------------------

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